CONSENT OF INDEPENDENT AUDITOR’S

We hereby consent to the use in this Registration Statement on Form S-1/Amendment No.2 of Stewards, Inc. of our reports dated June 20, 2024 and November 11, 2025 on the consolidated financial statements of Block 40, LLC and Subsidiary ( the “Company”) for the years ended December 31, 2023 and 2024, respectively, for which the report on 2024 includes an explanatory paragraph relating to the Company’s ability to continue as a going concern.

Kaufman Rossin & Co., P. A.

Miami, Florida

April 27, 2026